SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-EXTENSITY INC COM

                    GABELLI SECURITIES, INC.
                                 3/07/03           60,100-            1.7500
                        GABELLI ASSOCIATES LTD
                                 3/07/03          510,595-            1.7500
                        GAF II
                                 3/07/03            9,000-            1.7500
                        GABELLI ASSOCIATES FUND
                                 3/07/03          529,314-            1.7500
                    MJG ASSOCIATES, INC.
                        GABELLI FUND, LDC
                                 3/07/03            3,200-            1.7500
                    GAMCO INVESTORS, INC.
                                 3/07/03          190,001-            1.7500

(1)	THE DISPOSITIONS ON 3/07/03 WERE IN CONNECTION WITH THE
    MERGER DESCRIBED IN ITEM 5(a) OF THIS AMENDMENT TO
    SCHEDULE 13D.

          (2) PRICE EXCLUDES COMMISSION.